                                                                   EXHIBIT 10(f)

                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") is effective as of December 15, 2000 (the "Effective Date"), and is entered into by and between Terence W. Tsang ("Tsang") and Ashworth, Inc., a Delaware corporation (the "Company").

        1. EMPLOYMENT. As of the Effective Date, the Company hereby employs Tsang to serve in the capacity of Executive Vice President, Chief Operating Officer and Chief Financial Officer ("COO/CFO"). The Company's Board of Directors (the "Board") and/or the Company's Chief Executive Officer (the "CEO") may provide such additional designations of title to Tsang as the Board and/or CEO, in its discretion, may deem appropriate.

        Tsang agrees to perform the executive duties and functions customarily associated with the offices of COO/CFO and as specified from time to time by the Board and/or the CEO. Except for legal holidays, vacations and absences due to temporary illness, Tsang shall devote his time, attention and energies to the business of the Company on a full-time basis. Tsang represents and warrants to the Company that he is under no restriction, limitation or other prohibition to perform his duties as described herein.

        2. EMPLOYMENT COMPENSATION AND BENEFITS.

               (a) Base Salary. Tsang's initial base salary shall be at the annual rate of two hundred and thirty thousand dollars ($230,000). This salary level shall be reviewed at least annually by the Board's Compensation Committee on the basis of Tsang's performance and the Company's financial success and progress.

               (b) Annual Bonus and Stock Options. Tsang is eligible to participate in the Company's Bonus Program as established from time to time.

               (c) Automobile Allowance. The Company shall pay Tsang an automobile expense allowance of one thousand dollars ($1,000) per month to defray the cost of business automobile expense.

               (d) Vacation. Tsang shall be entitled to annual vacations in a manner commensurate with his status as a key executive and in accordance with the Company's vacation policies in effect during the term of this Agreement.

               (e) Expense Reimbursement. The Company shall reimburse Tsang for all reasonable amounts actually expended by Tsang in the course of performing his duties for the Company and in accordance with any Company-established guidelines where Tsang tenders receipts or other documentation reasonably substantiating the amounts as required by the Company.

               (f) Other Benefits. Except as otherwise provided in this Agreement, Tsang shall be entitled to receive all of the rights, benefits and privileges of an executive officer of the Company under any retirement, pension, profit-sharing, group medical insurance, group dental insurance, group-term life insurance, and disability insurance, and other employee benefit plans which may be now in effect or hereafter adopted.

        3. TERMINATION.

               (a) At Will. The Company shall employ Tsang at will, and either Tsang or the Company may terminate Tsang's employment with the Company at any time and for any reason, with or without cause.

               (b) Severance Payment and Benefits. If Tsang's employment is terminated as a result of a Qualifying Termination, as defined below, and if Tsang delivers a fully executed release and waiver of all claims against the Company in the form attached hereto as Exhibit A, then, upon expiration of any applicable revocation period contained in the Release Agreement, the Company shall pay or provide Tsang the following severance payment and benefits:

                      (i) Tsang shall receive the equivalent of nine (9) months
               of his then-current salary (the "Severance Payment"), which shall be payable in equal monthly installments beginning on the first day of the first full month following Tsang's Qualifying Termination and continuing on the first day of each month thereafter until fully paid. The Severance Payment is in lieu of any severance payment benefits which otherwise may at that time be available under the Company's applicable policies; provided, however, that nothing in this Agreement is intended to modify or supercede the "Agreement re: Change In Control" entered into between Tsang and the Company as of November 1, 2000, and Tsang shall be entitled to receive whatever additional severance pay benefits, if any, for which he may qualify according to the terms of his Agreement re: Change in Control with the Company.

                      (ii) For the nine-month period following the Qualifying
               Termination of his employment, Tsang shall be entitled to continue to participate in the following executive benefit programs which had been made available to him (including his family) before the Qualifying Termination: group medical insurance, group dental insurance, group-term life insurance, and disability insurance. The programs shall be continued in the same way and at the same level as immediately prior to the Qualifying Termination. Tsang's participation in each of such executive benefit programs shall be earlier terminated or reduced, as applicable, if and to the extent Tsang receives benefits as a result of concurrent coverage through another program.

                      (iii) Tsang's unvested stock options shall immediately
               become fully vested and exercisable.

               (c) Qualifying Termination. Tsang's termination shall be considered a "Qualifying Termination" unless:

                      (i) Tsang voluntarily terminates his employment with the
               Company and its affiliated companies. Tsang, however, shall not be considered to have voluntarily terminated his employment with the Company and its affiliated companies if he elects to terminate his employment because his overall compensation is reduced or adversely modified in any material respect or his authority or duties are materially changed. For such purposes, Tsang's authority or duties shall be considered to have been "materially changed" if, without Tsang's express and voluntary written consent, there is any substantial diminution or adverse modification in his title, status, overall position, responsibilities, reporting relationship, general working environment (including without limitation secretarial and staff support, offices, and frequency and mode of travel), or if, without Tsang's express and voluntary written consent, his job location is transferred to a site more than fifty (50) miles away from his place of employment.

                      (ii) The termination is on account of Tsang's death or
               Disability. For such purposes, "Disability" shall mean a physical or mental incapacity as a result of which Tsang becomes unable to continue the performance of his responsibilities for the Company and its affiliated companies and which, at least three (3) months after its commencement, is determined to be total and permanent by a physician agreed to by the Company and Tsang, or in the event of Tsang's inability to designate a physician, his legal representative. In the absence of agreement between the Company and Tsang, each party shall nominate a qualified physician and the two physicians so nominated shall select a third physician who shall make the determination as to Disability.

                      (iii) Tsang is involuntarily terminated for "Cause." For
               this purpose, "Cause" shall be limited to only three types of events:

                             (A) Tsang's willful and deliberate refusal to
                      comply with a lawful, written instruction of the Board of Directors, which refusal is not remedied by Tsang within a reasonable period of time after his receipt of written notice from the Company identifying the refusal, so long as the instruction is consistent with the scope and responsibilities of Tsang's position;

                             (B) Tsang's act or acts of personal dishonesty
                      which were intended to result in Tsang's substantial personal enrichment at the expense of the Company; or

                             (C) Tsang's conviction of any felony involving an
                      act of moral turpitude.

               (d) Return of Materials. In the event of any termination of Tsang's employment for any reason whatsoever, Tsang shall promptly deliver to the Company all Company property, including, but not limited to, documents, data, and other information pertaining to Confidential Information, as defined below. Tsang shall not take with him any documents or other information, or any reproduction, summary or excerpt thereof, containing or pertaining to any Confidential Information.

        4. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Tsang acknowledges that during the term of his employment with the Company, he will have access to and become acquainted with information of a confidential, proprietary or secret nature which is or may be either applicable to, or related in any way to, the present or future business of the Company, the research and development or investigation of the Company, or the business of any customer of the Company ("Confidential Information"). For example, Confidential Information includes, but is not limited to, devices, secret inventions, processes and compilations of information, records, specifications, designs, plans, proposals, software, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, and all concepts or ideas, materials or information related to the business, products or sales of the Company and its customers and vendors. Tsang shall not disclose any of Confidential Information, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment with the Company. Tsang also agrees to comply with the Company's policies and regulations, as established from time to time for the protection of its Confidential Information, including, for example, executing the Company's standard confidentiality agreements. This section shall survive termination of this Agreement.

        5. NON-SOLICITATION. Tsang agrees that so long as he is employed by the Company and for a period of two (2) years after termination of his employment for any reason, he shall not (a) directly or indirectly solicit, induce or attempt to solicit or induce any Company employee to discontinue his or her employment with the Company; (b) usurp any opportunity of the Company of which Tsang became aware during his tenure at the Company or which is made available to him on the basis of the belief that Tsang is still employed by the Company; or (c) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of the Company to restrict or cancel the business of any such account, customer or client with the Company. This section shall survive termination of this Agreement.

        6. SUCCESSORS.

               (a) This Agreement is personal to Tsang, and without the prior written consent of the Company shall not be assignable by Tsang other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Tsang's legal representatives.

               (b) The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

        7. GOVERNING LAW. This Agreement is made and entered into in the State of California, and the internal laws of California shall govern its validity and interpretation in the performance by the parties hereto of their respective duties and obligations hereunder.

        8. MODIFICATIONS. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto.

        9. ENTIRE AGREEMENT. Except as otherwise set forth herein, this Agreement, together with the exhibits attached hereto, supersedes any and all prior written or oral agreements between Tsang and the Company, and contains the entire understanding of the parties hereto with respect to the terms and conditions of Tsang' employment with the Company; provided, however, that this Agreement is not intended to supercede the Agreement re: Change in Control between Tsang and the Company, which they entered into as of November 1, 2000, or any agreements which Tsang may previously have entered into regarding the protection of trade secrets and confidential information.

        10. DISPUTE RESOLUTION.

               (a) Any controversy or dispute between the parties involving the construction, interpretation, application or performance of the terms, covenants, or conditions of this Agreement or in any way arising under this Agreement (a "Covered Dispute") shall, on demand by either of the parties by written notice served on the other party in the manner prescribed in Section 11 hereof, be referenced pursuant to the procedures described in California Code of Civil Procedure ("CCP") Sections 638, et seq., as they may be amended from time to time (the "Reference Procedures"), to a retired Judge from the Superior Court for the County of San Diego or the County of Orange for a decision.

               (b) The Reference Procedures shall be commenced by either party by the filing in the Superior Court of the State of California for the County of Orange or the County of San Diego of a petition pursuant to CCP Section 638(1) (a "Petition"). Said Petition shall designate as a referee a Judge from the list of retired San Diego County and Orange County Superior Court Judges who have made themselves available for trial or settlement of civil litigation under said Reference Procedures. If the parties hereto are unable to agree on the designation of a particular retired San Diego County or Orange County Superior Court Judge or the designated Judge is unavailable or unable to serve in such capacity, request shall be made in said Petition that the Presiding or Assistant Presiding Judge of the Orange County Superior Court or the San Diego County Superior Court, as relevant, appoint as referee a retired San Diego County or Orange County Superior Court Judge from the aforementioned list.

               (c) Except as hereafter agreed by the parties, the referee shall apply the internal law of California in deciding the issues submitted hereunder. Unless formal pleadings are waived by agreement among the parties and the referee, the moving party shall file and serve its complaint within 15 days from the date a referee is designated as provided herein, and the other party shall have 15 days thereafter in which to plead to said complaint. Each of the parties reserves its respective rights to allege and assert in such pleadings all claims, causes of action, contentions and defenses which it may have arising out of or relating to the general subject matter of the Covered Dispute that is being determined pursuant to the Reference Procedures. Reasonable notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee. Discovery shall be conducted as the parties agree or as allowed by the referee. Unless waived by each of the parties, a reporter shall be present at all proceedings before the referee.

               (d) It is the parties' intention by this Section 10 that all issues of fact and law and all matters of a legal and equitable nature related to any Covered Dispute will be submitted for determination by a referee designated as provided herein. Accordingly, the parties hereby stipulate that a referee designated as provided herein shall have all powers of a Judge of the Superior Court including, without limitation, the power to grant equitable and interlocutory and permanent injunctive relief.

               (e) Each of the parties specifically (i) consents to the exercise of jurisdiction over his person by a referee designated as provided herein with respect to any and all Covered Disputes; and (ii) consents to the personal jurisdiction of the California courts with respect to any appeal or review of the decision of any such referee.

               (f) Each of the parties acknowledges that the decision by a referee designated as provided herein shall be a basis for a judgment as provided in CCP Section 644 and shall be subject to exception and review as provided in CCP Section 645.

        11. NOTICES. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or at such other addresses the party addressed may have substituted by notice pursuant to this Section:

               Ashworth, Inc.                      Terence W. Tsang
               2791 Loker Avenue West              14309 Autumn Hill Lane
               Carlsbad, California  92008         Chino Hills, California 91709
               Attn:  President

        12. CAPTIONS. The captions of this Agreement are inserted for convenience and do not constitute a part hereof.

        13. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted for such invalid, illegal or unenforceable provision such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision thereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

        14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one in the same Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the day and year first written above in Carlsbad, California.

                                            ASHWORTH, INC.


                                            By:    /s/Randall L. Herrel, Sr.
                                               ---------------------------------

                                            Title: CEO and President
                                                  ------------------------------


                                            TERENCE W. TSANG


                                            By:    /s/Terence W. Tsang
                                               ---------------------------------

                                    EXHIBIT A

                                RELEASE AGREEMENT

        I, Terrance W. Tsang, hereby enter into this Release Agreement (this "Agreement"), pursuant to Paragraph 3(b) of my Employment Agreement with Ashworth, Inc., a Delaware corporation (the "Company"), in consideration for which the Company shall make the Severance Payment as described in my Employment Agreement entered into effective as of December 15, 2000.

        1. The date of my Qualifying Termination is _________________, and I have received a final paycheck for all wages due, including all accrued vacation, through that date. Other than the Severance Payment as described in my Employment Agreement and whatever additional severance pay benefits, if any, for which I may qualify according to the terms of my Agreement re: Change in Control with the Company, the foregoing payments are the only amounts which I am entitled to receive from the Company, and I hereby waive all other payments or claims for payments.

        2. As consideration for the Severance Payment as described in my Employment Agreement, I hereby release the Company, its successors, affiliates, directors, employees and agents from any and all claims or lawsuits (including, for example, equal employment claims, wrongful discharge claims and claims for age discrimination under the Age Discrimination in Employment Act) which I may have based either on my employment, my termination, or any other event occurring prior to the date of this Agreement. This Release is intended to settle any and all claims that I may have against the Company. Accordingly, I waive any and all rights conferred under Section 1542 of the California Civil Code, which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

        3. I acknowledge and understand my continuing obligation (a) to maintain the confidentiality of the Company's trade secrets, confidential and proprietary information and (b) not to solicit the Company's customers or employees, as set forth in Paragraphs 4 and 5 of my Employment Agreement. I also warrant and represent that I have returned all Company materials as required in Paragraph 3(d) of my Employment Agreement.

        4. I acknowledge that I fully understand my right to discuss this Agreement with an attorney, and I have carefully read and fully understand this entire Agreement, and I am entering into this Agreement voluntarily.

        5. I understand that I shall have twenty-one (21) days from the date of receipt of this Agreement to consider this Agreement, I shall have seven (7) days following the signing of this Agreement to revoke it in writing, and this Agreement shall not be effective or enforceable until this revocation period has expired.

Dated:                                 TERENCE W. TSANG
      ----------------

                                       By:
                                          --------------------------------------

Dated:                                 ASHWORTH, INC.
      ----------------

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------